UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/28/2013

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 28, 2013, NutriSystem, Inc. (the "Company") entered into a Mutual Release and Settlement Agreement ("Settlement Agreement") between the Company and Hormel Foods Sales, LLC ("Hormel Foods"). The Settlement Agreement provides for the payment of $5 million by the Company to Hormel Foods and a mutual release of claims by the parties. The Company and Hormel Foods have an on-going supplier relationship pursuant to which Hormel Foods manufactures certain products for the Company.

The description of the Settlement Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

10.1               Mutual Release and Settlement Agreement effective October 28, 2013 between NutriSystem, Inc. and Hormel Foods Sales, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: October 29, 2013	By:	/s/ Michael P. Monahan
Michael P. Monahan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Mutual Release and Settlement Agreement effective October 28, 2013 between NutriSystem, Inc. and Hormel Foods Sales, LLC.